Exhibit 10.44

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

AMENDED AND RESTATED
LICENSE AGREEMENT
University of Michigan File [***]

This Amended and Restated License Agreement (the “Agreement”) is effective as of November 9, 2015 (the “Effective Date”), between Atterocor, Inc. (“LICENSEE”) having the address in Article 13 below, and the Regents of the University of Michigan, a constitutional corporation of the state of Michigan (“MICHIGAN”). LICENSEE and MICHIGAN may be referred to herein individually as a “Party”, and collectively as the “Parties”.

WHEREAS, MICHIGAN and LICENSEE previously entered into that certain License Agreement, dated June 24, 2013, which was amended by the parties pursuant to the First Amendment to License Agreement, dated October 17, 2014 (taken together, the “Prior License Agreement”); and

WHEREAS, MICHIGAN and LICENSEE now desire to adjust, modify and clarify the arrangements under the Prior License Agreement, such that each Party’s continuing obligations shall be only as memorialized in this Agreement.

For valuable consideration, the Parties agree as follows:

ARTICLE 0 — REPLACE PRIOR LICENSE AGREEMENT

As of the Effective Date, MICHIGAN and LICENSEE agree that (a) the Prior License Agreement is hereby amended and restated and (b) all of their respective covenants, rights and obligations related to the subject matter of the Prior License Agreement will continue to be effective only as specifically set forth in this Agreement.

ARTICLE 1 —  DEFINITIONS

1.1                               “FIELD OF USE” means all fields of use.

1.2                               “FIRST COMMERCIAL SALE” means the first sale, rental, or lease of any LICENSED PRODUCT or first commercial use of any LICENSED PROCESS by LICENSEE or a SUBLICENSEE, other than sale of a LICENSED PRODUCT or use of a LICENSED PROCESS for use in trials, such as field trials or clinical trials, being conducted to obtain FDA or other governmental approvals to market LICENSED PRODUCTS or otherwise commercially use LICENSED PROCESSES.

1.3                               “LICENSED PROCESS” means any process or method that when practiced would, but for the license granted in this Agreement, infringe (including contributory or inducement) a

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VALID CLAIM contained in the PATENT RIGHTS in the country in which such process or method is practiced.

1.4                               “LICENSED PRODUCT” means any product that when made, imported, used or sold would, but for the license granted in this Agreement: (a) infringe (including contributory or inducement) a Valid Claim contained in the PATENT RIGHTS, including by being manufactured by using a LICENSED PROCESS, and in each case, in the country in which any such product or product part is made, used, imported, offered for sale or sold.

1.5                               “NET SALES” means the amount billed or invoiced, and if any amount is not billed or invoiced, the amounts received, on sales, rental, lease or use, however characterized, by LICENSEE and/or SUBLICENSEES of LICENSED PRODUCTS and of LICENSED PROCESSES, less the following deductions (but only to the extent such sums are otherwise included in NET SALES or are otherwise allowed or incurred with respect to such sales, rentals, leases or uses, and are not obtained in view of other consideration received by LICENSEE):

(a)                                 cash, quantity or volume discounts actually granted to customers in or with respect to such invoices for sales or lease of LICENSED PRODUCTS or LICENSED PROCESSES, but only in amounts customary in the trade;

(b)                                 sales, tariff duties and/or use taxes separately stated in such bills or invoices with reference to particular sales and actually paid by LICENSEE to a governmental unit;

(c)                                  actual freight and insurance expenses actually and separately invoiced for delivery of such LICENSED PRODUCTS;

(d)                                 credits or allowances actually granted upon claims, damaged goods, rejections returns or recalls of such LICENSED PRODUCTS;

(e)                                  rebates and chargebacks made with respect to sales paid for by (i) any governmental or regulatory authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, Federal or state Medicaid, Medicare or similar state program in the United States or equivalent governmental program in any other country or (ii) trade customers, distributors and pharmaceutical benefit managers, group purchasing organizations and other managed care organizations based upon purchase or utilization of LICENSED PRODUCTS or LICENSED PROCESSES, as determined by LICENSEE or SUBLICENSEES in good faith and consistent with its customary practices; and

(f)                                   any invoiced amounts which are not collected, including bad debts, and are actually written off by LICENSEE or SUBLICENSEE (but provided that if any such amounts are subsequently collected, such collected amounts shall be included in NET SALES in the calendar quarter collected).

Where LICENSEE receives any consideration other than cash for any of the transactions set forth in the first paragraph above of this definition, the equivalent fair market cash value of such consideration, in an amount to be agreed upon by the Parties reasonably and in good faith, shall be included in NET SALES for the quarter such consideration is received by LICENSEE.

[***] = CONFIDENTIAL TREATMENT REQUESTED

1.6                               “PATENT RIGHTS” means MICHIGAN’S legal rights under the patent laws of the United States or relevant foreign countries for all of the following:

(a)                                 the following United States and foreign patents and/or patent applications (including corresponding U.S. provisional application(s) from which priority is claimed), and divisionals, continuations, including continuations-in-part thereof (but only to the extent claims of such continuation-in-part are fully supported by another application and/or patent in the PATENT RIGHTS), and foreign counterparts of the same, as well as any patents or patent applications having a right of priority to any of the foregoing:

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(b)                                 United States and foreign patents issued from the applications included within subparagraph 1.6(a) above, including any reissued or reexamined patents based upon the same and foreign equivalents thereof and all extensions and supplementary protection certificates (or equivalents thereof) of any of the foregoing.

1.7                               “ROYALTY PERIOD” means the six-month period ending on the last day of any June or December each year.

1.8                               “SUBLICENSEE” means any person or entity sublicensed, or granted a binding option for a sublicense, by LICENSEE (directly or indirectly through an existing sublicensee) under this Agreement.

1.9                               “SUBLICENSE REVENUES” means cash payments of any kind not based on sales that LICENSEE receives from SUBLICENSEEs, pursuant to this Agreement, provided SUBLICENSE REVENUE shall not include: funding or reimbursement by SUBLICENSEE for research and development, reimbursement by SUBLICENSEE for patent prosecution and maintenance costs and fees, bona fide loans and equity investment (at fair market value). For clarity, royalty payments by SUBLICENSEE to LICENSEE based on sales of LICENSED PRODUCT or uses of LICENSED PROCESSES are not included in SUBLICENSE REVENUE.

1.10                        “TERRITORY” means worldwide.

1.11                        “VALID CLAIM” shall mean either (a) a claim of a pending patent application included within the PATENT RIGHTS, which claim has not been abandoned or finally disallowed without the possibility of further appeal or refiling or (b) a claim of an issued and unexpired patent included within the PATENT RIGHTS, which has not been held permanently revoked, abandoned, disclaimed, or held unenforceable or invalid by decision of a court or other government agency of competent jurisdiction, which decision is not further appealable, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

ARTICLE 2 —  GRANT OF LICENSE

2.1                               MICHIGAN hereby grants to LICENSEE the exclusive license under the PATENT RIGHTS, with the rights to grant sublicenses through multiple tiers, both subject to the terms and

[***] = CONFIDENTIAL TREATMENT REQUESTED

conditions of this Agreement, in the FIELD OF USE and the TERRITORY to make, have made, import, export, use, market, offer for sale and sell LICENSED PRODUCTS and to practice LICENSED PROCESSES.

2.2                               Without limiting any other rights it may have, MICHIGAN reserves the right to practice the PATENT RIGHTS for its own, internal research, public service, internal (including clinical) educational purposes; provided, however, that MICHIGAN shall not practice the PATENT RIGHTS on behalf of any commercial third-party entity. MICHIGAN shall have the right to grant the same limited retained rights to other non-profit research institutions solely for their internal use (and without the rights to extend such rights to other institutions).

2.3                               This Agreement shall extend until expiration of the last to expire of the PATENT RIGHTS, unless sooner terminated as provided in another article of this Agreement.

2.4                               LICENSEE agrees that LICENSED PRODUCTS used, leased or sold in the United States shall be manufactured substantially in the United States, provided that if requested by LICENSEE, MICHIGAN will request a waiver of this requirement from the Federal funding agency and LICENSEE shall cooperate with MICHIGAN and provide all requested information in support of such waiver application.

2.5                               The licenses granted in this Agreement are subject to any rights required to be granted or retained by the U.S. government, for example in accordance with Chapter 18 of Title 35 of U.S.C. 200-212 and the regulations thereunder (37 CFR Part 401), when applicable. LICENSEE agrees to comply in all respects, and shall provide MICHIGAN with all reasonably requested information and cooperation for MICHIGAN to comply, with applicable provisions of the same and any requirements of any contracts between MICHIGAN and any agency of the U.S. government that provided funding for the subject matter covered by the PATENT RIGHTS.

ARTICLE 3 —  CONSIDERATION

3.1                               For sales of LICENSED PRODUCTS in a particular country, LICENSEE shall pay royalties to MICHIGAN, on a country-by-country basis, until the expiration date of the last to expire of PATENT RIGHTS in the applicable country, or until this Agreement is terminated, as follows:

Running Royalties equal to [***] of NET SALES in the applicable county or countries. If LICENSEE makes any NET SALES to any party affiliated with LICENSEE, or in any way directly or indirectly related to or under the common control with LICENSEE, at a price less than the regular price charged to other parties, the Running Royalties payable to MICHIGAN shall be computed on the basis of the regular price charged to other parties.

3.2                               LICENSEE also shall pay to MICHIGAN until the expiration date of the last to expire of PATENT RIGHTS the following payments:

(a)                                 A percentage of SUBLICENSE REVENUES, as of the effective date of the sublicense, as follows (but subject to the last paragraph of this Paragraph 3.2):

[***] = CONFIDENTIAL TREATMENT REQUESTED

[***] prior to completion of the first Phase [***] clinical study
[***] after completion of the first Phase [***] clinical study
[***] after completion of the first Phase [***] clinical study

(b)                                 [Intentionally Blank]

(c)                                  Minimum annual royalties (“Annual Fee”). This Annual Fee is accrued on June 30 of the years specified below, and is payable with the semi-annual report for the ROYALTY PERIOD in which the Annual Fee accrues. LICENSEE may credit each Annual Fee in full against all royalties under paragraphs 3.1 and 3.2 (a) above that accrue or are otherwise due MICHIGAN for the prior July 1 through the June 30 on which the Annual Fee accrues. The Annual Fees are:

(1)                                 In 2015: $10,000;

(2)                                 In 2016: $15,000,

(3)                                 In 2017 thru 2023: $20,000; and

(4)                                 In 2024 and in each year thereafter during the term of this Agreement: $200,000. Should this Agreement terminate or expire other than on a June 30, the Annual Fee for such portion of a year shall be determined by multiplying the amount set forth above for the given year by a fraction, the numerator of which shall be the number of days since the prior June 30 during which the Agreement is in effect and the denominator of which shall be three hundred and sixty-five.

(d)                                 Non-refundable and non-creditable Milestone fees as follows:

(1)         $[***] upon [***] LICENSED PRODUCT for a first indication;

(2)         $[***] upon [***] a LICENSED PRODUCT for a first indication;

(3)         $[***] upon [***] LICENSED PRODUCT for a second indication;

(4)         $[***] upon [***];

(5)         $[***] upon [***]; and

(6)         $[***] upon [***].

For clarity, each of the above Milestone fees shall be paid only once.

In the event SUBLICENSEE pays LICENSEE a fee for achieving one of the Milestone events listed above, then with respect to and as sole consideration for such achievement of the Milestone, LICENSEE shall pay to MICHIGAN the higher of: (i) the milestone fee in this Paragraph 3.2(e) associated with such Milestone achievement; or (ii) the SUBLICENSING REVENUE fee in Paragraph 3.2 (a) payable upon such fee paid by the SUBLICENSEE (but shall not pay both).

[***] = CONFIDENTIAL TREATMENT REQUESTED

3.3                               LICENSEE shall be responsible for the payment of all taxes, duties, levies, and other charges imposed by any taxing authority with respect to the royalties payable to MICHIGAN under this Agreement, other than taxes imposed on income of MICHIGAN. Should LICENSEE be required under any law or regulation of any government entity or authority to withhold or deduct any portion of the payments on royalties due to MICHIGAN, then the sum payable to MICHIGAN shall be increased by the amount necessary to yield to MICHIGAN an amount equal to the sum it would’ have received had no withholdings or deductions been made. MICHIGAN shall cooperate reasonably with LICENSEE in the event LICENSEE elects to assert, at its own expense, MICHIGAN’s exemption from any such tax or deduction.

3.4                               LICENSEE is obligated to pay only a single royalty for commercialization of any LICENSED PRODUCT or LICENSED PROCESS, and shall not owe additional royalties notwithstanding that such LICENSED PRODUCT or LICENSED PROCESS is covered by more than one claim of PATENT RIGHTS or that the same LICENSED PRODUCT or LICENSED PROCESS is covered by claims in two or more countries,

3.5                               Royalty payments shall be made to “The Regents of the University of Michigan” in United States dollars. Payments drawn directly on a U.S. bank may be made by either check to the address in Article 13 or by wire transfer. Any payment drawn on a foreign bank or foreign branch of a U.S. bank shall be made only by wire transfer. Wire transfers shall be made in accordance with the following or any other instructions as may be specified by MICHIGAN: ABA/Routing No. [***]; Account No. [***]; SWIFT Bank Identifier Code [***]; Account Name: [***] EFT Depository; [***]. In computing royalties, LICENSEE shall convert any revenues it receives in foreign currency into its equivalent in United States dollars at the most recent exchange rate published in the Wall Street Journal on the last business day of the ROYALTY PERIOD during which such payments are received by LICENSEE, or at such other exchange rate as the parties may agree to in writing.

3.6                               Royalty payments and other payments under this Article 3 shall be made on a semi-annual basis with submission of the reports required by Article 4. All amounts due under this Agreement, including amounts due for the payment of patent expenses, shall, if overdue, be subject to a charge of interest [***] until payment, at a per annum rate of [***] above the prime rate in effect at the JP Morgan Chase Bank, N.A. or its successor bank on the due date (or at the highest allowed rate if a lower rate is required by law) or $250, whichever is greater. The payment of such interest shall not foreclose MICHIGAN from exercising any other rights it may have resulting from any late payment, LICENSEE shall reimburse MICHIGAN for the costs, including reasonable attorney fees, for expenses paid in order to collect any amounts overdue more than 120 days.

3.7                               MICHIGAN acknowledges and agrees that it received 354,845 shares of voting common stock from LICENSEE, in full satisfaction of LICENSEE’s obligation under Paragraph 3.7.1 of the Prior License Agreement.

ARTICLE 4 —  REPORTS

4.1                               Until the FIRST COMMERCIAL SALE, LICENSEE shall provide to MICHIGAN a written annual report on or before July 30 of each year, commencing 2014. The annual report

[***] = CONFIDENTIAL TREATMENT REQUESTED

shall provide a summary report of the progress on research and development, any regulatory filings or approvals, and progress on manufacturing process development and any sublicensing during the preceding twelve (12) months, and of the plans for the coming year. LICENSEE also shall report to MICHIGAN the date of first sale or lease of LICENSED PRODUCTS (or results of LICENSED PROCESSES) in each country within thirty (30) days of occurrence.

4.2                               After the FIRST COMMERCIAL SALE, LICENSEE shall provide semi-annual reports to MICHIGAN. By each August 31 and March 1 (i.e., within two months after each ROYALTY PERIOD closes, including the close of the ROYALTY PERIOD immediately following any termination of this Agreement), LICENSEE shall report to MICHIGAN for that ROYALTY PERIOD:

(a)                                 number of LICENSED PRODUCTS sold, leased, or distributed, however characterized, by LICENSEE and each SUBLICENSEE.

(b)                                 NET SALES, excluding the deductions provided therefor, of LICENSED PRODUCTS sold, distributed, used, rented, leased, or licensed, however characterized, by LICENSEE and all SUBLICENSEES.

(c)                                  accounting for all LICENSED PROCESSES that were used, sold, or licensed, however characterized, by LICENSEE and all SUBLICENSEES included in NET SALES, excluding the deductions therefor.

(d)                                 deductions applicable as provided in the definition for NET SALES above.

(e)                                  royalties due on NET SALES under Paragraph 3.1 above, and additional royalties due on SUBLICENSE REVENUE payments from SUBLICENSEES under Paragraph 3.2(a) above, including supporting figures.

(f)                                   foreign currency conversion rate and calculations (if applicable) and total royalties due.

(g)                                  names, addresses, and U.S.P.T.O. Entity Status (as discussed in Paragraph 4.5) of all SUBLICENSEES having a sublicense or option therefor any time during the particular ROYALTY PERIOD.

(h)                                 for each sublicense or amendment thereto completed in the particular ROYALTY PERIOD (including agreements under which LICENSEE will have LICENSED PRODUCTS made by a third party), the date of each agreement and amendment, the territory of the sublicense, the scope of the sublicense, and the nature, timing and amounts of all fees and royalties to be paid thereunder with respect to LICENSED PRODUCTS.

(i)                                     any milestone (under Article 3 or Article 5) that has been achieved, and any milestone that was due during the ROYALTY PERIOD but not achieved, specifying each milestone and whether or not it was achieved.

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LICENSEE shall include the amount of all payments due, and the various calculations used to arrive at those amounts, including the quantity, description (nomenclature and type designation as described in Paragraph 4.3 below), country of manufacture and country of sale or use of LICENSED PRODUCTS and LICENSED PROCESSES. LICENSEE shall direct its authorized representative to certify that reports required hereunder are correct to the best of LICENSEE’s knowledge and information. Failure to provide reports as required under this Article 4 shall be a material breach of this Agreement.

If no payment is due, LICENSEE shall so report to MICHIGAN that no payment is due.

4.3                               LICENSEE shall promptly establish and consistently employ a system of specific nomenclature and type designations for LICENSED PRODUCTS and LICENSED PROCESSES to permit identification and segregation of various types where necessary. LICENSEE shall consistently employ, and shall require SUBLICENSEES to consistently employ, the ‘system when rendering invoices thereon and shall inform MICHIGAN, or its auditors, when requested, as to the details concerning such nomenclature system, all additions thereto and changes therein.

4.4                               LICENSEE shall keep, and shall require SUBLICENSEES to keep, true and accurate records containing data reasonably required for the computation and verification of payments due under this Agreement. LICENSEE shall, and it shall require all SUBLICENSEES and those making LICENSED PRODUCTS, to: (a) open such records for inspection upon reasonable notice during business hours, and no more than once per year, by either MICHIGAN auditor(s) or an independent certified accountant selected by MICHIGAN, for the purpose of verifying the amount of payments due; and (b) retain such records for [***] years front date of origination.

The terms of this Article shall survive any termination of this Agreement. MICHIGAN is responsible for all expenses of such inspection, except that if any inspection reveals an underpayment greater than [***] percent ([***]) of royalties due MICHIGAN, then LICENSEE shall pay all expenses of that inspection and the amount of the underpayment and interest to MICHIGAN within thirty (30) days of written notice thereof. If LICENSEE fails to make payment due to MICHIGAN within such thirty (30) day period, LICENSEE shall also reimburse MICHIGAN for reasonable expenses required to collect the amount underpaid.

4.5                               So that MICHIGAN may pay the proper U.S. Patent and Trademark Office fees relating to the PATENT RIGHTS, if LICENSEE, any company related to LICENSEE or SUBLICENSEE (including optionees) does not qualify as a “Small Entity” under U.S. patent laws, LICENSEE shall notify MICHIGAN immediately. The Parties understand that the changes to LICENSEE’s, SUBLICENSEE’s, or optionees’ businesses that might affect entity status include: acquisitions, mergers, hiring of a total of more than 500 total employees, sublicense agreements, and sublicense options.

ARTICLE 5 —  DILIGENCE

5.1                               LICENSEE shall use commercially reasonable efforts to bring at least one LICENSED PRODUCT to market or one LICENSED PROCESS to commercial use through a commercially reasonable diligent program for exploiting the PATENT RIGHTS and to continue active, diligent marketing efforts using commercially reasonable efforts for any LICENSED PRODUCT that

[***] = CONFIDENTIAL TREATMENT REQUESTED

achieves regulatory approval throughout the life of this Agreement. LICENSEE has the responsibility to use commercially reasonable efforts to obtain and retain any necessary governmental approvals that are required to manufacture and/or sell LICENSED PRODUCTS and/or use LICENSED PROCESSES for all relevant activities of LICENSEE and SUBLICENSEES .

5.2                               As part of the diligence required by Paragraph 5.1, LICENSEE agrees to use commercially reasonable efforts to reach the following commercialization and research and development milestones for the LICENSED PRODUCTS and LICENSED PROCESSES (together the “MILESTONES”) by the dates specified below. For the purposes of this Agreement, initiation of a clinical trial shall mean that date upon which the first patient or subject is treated with a LICENSED PRODUCT under a protocol approved by an appropriate drug regulatory agency with a therapeutic agent or process that has been manufactured according to Good Manufacturing Practices (GMP) guidelines provided by the relevant regulatory agency. The MILESTONES are:

1)                                     submitting an IND to the FDA by August 31, 2013.

2)                                     initiating a Phase I clinical trial by December 31, 2013.

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MICHIGAN acknowledges and agrees that LICENSEE has fully satisfied its obligations regarding achievement of MILESTONES 1 and 2 above, and that no Delay Option (as defined below) was utilized.

5.3                               LICENSEE shall have the right to extend by [***] the time it has to achieve the above diligence milestones, such date to be calculated from the dates shown in Paragraph 5.2, as applicable (“Delay Option”). To exercise the Delay Option, LICENSEE must: (i) give MICHIGAN notice in writing at least ten (10) days prior to the MILESTONE deadline that LICENSEE is exercising its Delay Option; and (ii) pay MICHIGAN a non-refundable and non-creditable fee of $[***], which shall be due with such notice, and upon such payment, all the above diligence milestone dates shall be extended by [***].

5.4                               Subject to Paragraph 5.3, LICENSEE must use commercially reasonable efforts to achieve each MILESTONE on or before the deadline dates indicated. LICENSEE shall notify MICHIGAN within ten (10) days after each such deadline as to whether or not such MILESTONE was met. If LICENSEE believes that it is or will be unable to achieve any MILESTONE by such deadline (as the deadline may have been extended pursuant to Paragraph 5.3) despite its using commercially reasonable efforts, LICENSEE may request to amend or extend the MILESTONES, and MICHIGAN will not unreasonably withhold consent or approval of any such request to amend or extend the MILESTONE if such proposed request is supported by a detailed showing by LICENSEE of: (a) its commercially reasonable efforts to achieve such MILESTONE events during the Agreement (including the amount of monetary investment therein), (b) due diligence in its performance of research and development of LICENSED PRODUCTS and/or LICENSED PROCESSES, and (c) plans for future development and sale of LICENSED PRODUCTS and LICENSED PROCESSES. If LICENSEE fails to use commercially reasonable efforts to meet any MILESTONE under this Paragraph by the date of

[***] = CONFIDENTIAL TREATMENT REQUESTED

the applicable MILESTONE deadline (as extended), and MICHIGAN justifiably withholds consent to LICENSEE’S request to amend or extend as described in the previous sentence, then LICENSEE will be deemed to be in material breach of this Agreement, and MICHIGAN may terminate the Agreement effective on thirty (30) days’ notice, unless LICENSEE commences using commercially reasonable efforts to achieve the MILESTONE within this thirty day period,

ARTICLE 6 —  SUBLICENSING

6.1                               LICENSEE shall notify MICHIGAN in writing of every agreement that includes a sublicense of the PATENT RIGHTS and each amendment thereto within thirty (30) days after their execution, and indicate the name of the SUBLICENSEE and if SUBLICENSEE is a small or large entity as defined under United States Patent Law, the territory of the sublicense, the scope of the sublicense, and the nature, timing and amounts of all fees and royalties to be paid thereunder with respect to LICENSED PRODUCTS and LICENSED PROCESSES. Upon request, LICENSEE shall provide MICHIGAN with a copy of sublicense agreements (which copy may be redacted as to highly confidential information or information not relating to LICENSED PRODUCTS or amounts owed hereunder).

6.2                               LICENSEE shall not receive from SUBLICENSEES anything of value other than cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of MICHIGAN, such consent not to be unreasonably withheld.

6.3                               Each sublicense of PATENT’ RIGHTS granted by LICENSEE under this Agreement shall provide for termination of the rights to such sublicensed PATENT RIGHTS upon termination of this Agreement unless LICENSEE has previously assigned its rights under the sublicense of PATENT RIGHTS to MICHIGAN, and MICHIGAN has agreed at its sole discretion in writing to such assignment. For avoidance of doubt, in the case of PATENT RIGHTS that are co-owned by MICHIGAN and LICENSEE, the provisions of this Paragraph 6.3 regarding termination of sublicensed rights shall apply only to MICHIGAN’s (not LICENSEE’s) interests in such PATENT RIGHTS.

6.4                               LICENSEE shall require that all sublicenses:

(1)                                 be consistent with the terms and conditions of this Agreement;

(2)                                 contain the SUBLICENSEE’S acknowledgment of the disclaimer of warranty and limitation on MICHIGAN’s liability, as provided by Article 9 below; and

(3)                                 contain provisions under which the SUBLICENSEE accepts duties at least equivalent to those accepted by the LICENSEE in the following Paragraphs: 4.4 (duty to keep records); 4.5 (duty regarding Patent Office fees); 9.4 (duty to avoid improper representations or responsibilities); 10.1 (duty to defend, hold harmless, and indemnify MICHIGAN); 10.3 (duty to maintain insurance); 14.5 (duty to properly mark LICENSED PRODUCTS with patent notices); 14.7 (duty to restrict the use of MICHIGAN); 14.8 (duty to control exports).

[***] = CONFIDENTIAL TREATMENT REQUESTED

ARTICLE 7 —  PATENT APPLICATIONS AND MAINTENANCE

7.1                               LICENSEE shall have the worldwide right, through counsel of its choice and at its expense, to conduct and control the filing, prosecution, and maintenance of all PATENT RIGHTS, provided LICENSEE will consult MICHIGAN on the filing, prosecution, and maintenance of PATENT RIGHTS under this Agreement and keep MICHIGAN fully informed with respect thereto. LICENSEE’s patent counsel shall continue to operate in accordance with the joint representation letter among LICENSEE, MICHIGAN and Seed IP dated March 20, 2014 (the “Joint Representation Letter”) and in the event LICENSEE elects to replace Seed IP as its patent counsel, LICENSEE shall provide reasonable notice to MICHIGAN; MICHIGAN shall agree to representation by such new patent counsel on terms substantially similar to those set forth in the Joint Representation Letter. MICHIGAN and LICENSEE agree to use reasonable efforts to work effectively and cost efficiently with respect to a mutually agreed intellectual property strategy to the extent that such agreement may be made. MICHIGAN will be given opportunity to comment and provide strategic counsel regarding all material activities relating to the filing and prosecution of PATENT RIGHTS. LICENSEE shall receive correspondence from patent offices worldwide, and shall make available to MICHIGAN all such documents as soon as feasible after receipt. In the case where MICHIGAN and LICENSEE disagree on a course of action or on a response or strategic position before a patent office, principals of both Parties will meet in person or by phone in a reasoned good faith effort to resolve the disagreement. Such discussion will take into account the business interests of both Parties as well as any obligations either Party may have to third parties or to the U.S. Government. If such disagreement is not resolved after discussion, LICENSEE shall have the final decision on the matter, except in matters of joint inventorship. If an inventorship dispute were to arise between the Parties as a consequence of which one of the Parties may or not be a joint owner with the other of a patent right, then such dispute, if unable to be resolved after reasoned good faith efforts, shall be referred to a neutral third patent attorney whose decision will be finally respected and not appealed by either Party.

7.2                               MICHIGAN shall promptly notify LICENSEE of any significant information received by MICHIGAN relating to the filing, prosecution and maintenance of the patents and patent applications which form the basis of the PATENT RIGHTS, and shall allow LICENSEE to review, copy and act upon such information

7.3                               If LICENSEE provides written notice to MICHIGAN that it is electing to not file or to discontinue prosecution or maintenance of any particular United States or foreign patent applications or patents issuing therefrom which is included within the PATENT RIGHTS (the “Discontinued Patents”), then LICENSEE shall not have any rights under this Agreement with respect to MICHIGAN’s interests in such Discontinued Patents, and ten (10) days after such notice, such Discontinued Patents shall not be PATENT RIGHTS hereunder.

ARTICLE 8 —  ENFORCEMENT

8.1                               Each Party shall promptly advise the other in writing of any known acts of potential infringement of the PATENT RIGHTS by a THIRD PARTY. LICENSEE has the right, but not the obligation, to prosecute and enforce in its own name and at its own expense any infringement of the PATENT RIGHTS within the TERRITORY and the FIELD OF USE, including

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infringement prior to the EFFECTIVE DATE. LICENSEE shall not file or maintain any suit without a thorough, diligent investigation of the merits of such suit by its counsel. Further in the event that MICHIGAN needs to be joined as a party to such an action to establish or maintain legal standing, LICENSEE shall have the right to join MICHIGAN as a party and shall have the right to continue to control the prosecution and enforcement of such action, provided that LICENSEE provides MICHIGAN with: (1) subject to a mutually acceptable common interest agreement between the parties, a summary, either in writing or verbally at LICENSEE’S election, of LICENSEE’S investigation into the merits of such action, which investigation shall reasonably conclude that LICENSEE’s enforcement claim is reasonably meritorious such that a reasonable court is not likely to assess sanctions or attorneys’ fees, including, without limitation, based on Rule 11 of the Federal Rules of Civil Procedure, 35 U.S.C. Section 285 or any other applicable law or rule granting a court authority to assess sanctions or attorney fees; and (2) counsel to represent MICHIGAN in the action, which LICENSEE may choose to be the same or different counsel representing LICENSEE; provided MICHIGAN executes any necessary reasonable waivers for such representation, including but not limited to an agreement that representation of MICHIGAN shall not bar such counsel from representing LICENSEE in the future. This right to enforce the PATENT RIGHTS includes defending any action for declaratory judgment of non-infringement or invalidity; defending any post-grant administrative proceeding; and prosecuting, defending and settling all infringement actions, declaratory judgment actions and post-grant proceedings at its expense and through counsel of its selection, subject to the other terms of this Article 8.

LICENSEE shall defend, indemnify and hold harmless MICHIGAN with respect to any counterclaims asserted by an alleged infringer reasonably related to LICENSEE’s exercise of its right to enforce the PATENT RIGHTS under this Paragraph 8.1, including but not limited to antitrust counterclaims and claims for recovery of attorney fees. In addition, LICENSEE shall defend, indemnify and hold harmless MICHIGAN for any expenses incurred while LICENSEE is controlling an action under this Article 8, including attorney fees.

With respect to any actions subject to this Article 8, LICENSEE shall (a) keep MICHIGAN reasonably apprised of all developments, and (b) shall reasonably consider MICHIGAN’s input and must obtain MICHIGAN’S approval on any substantive submissions, activities, strategies or positions related to the validity or enforceability of PATENT RIGHTS. In the case where MICHIGAN and LICENSEE disagree on any substantive submissions, activities, strategies or positions related to the validity or enforceability of PATENT RIGHTS, principals of both Parties will meet in person or by phone in a reasoned good faith effort to resolve the disagreement. LICENSEE will not prosecute, settle, or otherwise compromise any such action in a manner that adversely affects MICHIGAN’s interests without MICHIGAN’s prior written consent.

LICENSEE shall be free to enter into a settlement, consent judgment, or other voluntary disposition of any such claim, provided that any settlement, consent judgment or other voluntary disposition of any such claim which (i) materially limits the validity or enforceability of PATENT RIGHTS or (ii) admits fault or wrongdoing on the part of MICHIGAN must be approved by MICHIGAN, which approval shall not be unreasonably withheld. MICHIGAN’s approval may be made contingent upon its review of complete copies of final settlement documents and any other information material to such settlement that MICHIGAN may request. MICHIGAN shall provide LICENSEE notice of its approval or denial within fourteen (14) days of any request for such approval by LICENSEE, provided that in the event MICHIGAN wishes

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to deny such approval, such notice shall include a written description of MICHIGAN’s objections to the proposed settlement, consent judgment, or other voluntary disposition.

8.2                               Subject to LICENSEE’s compliance with Paragraph 8.1, MICHIGAN shall provide reasonable assistance to LICENSEE with respect to any action or proceeding to enforce or otherwise defend PATENT RIGHTS; provided, however, that LICENSEE shall promptly reimburse MICHIGAN for reasonable out-of-pocket expenses incurred in connection with any such assistance rendered at LICENSEE’S request. In addition, LICENSEE shall reimburse MICHIGAN for any otherwise unreimbursed out-of-pocket expenses reasonably incurred by MICHIGAN in complying with discovery in any action or proceeding involving the PATENT RIGHTS. Subject to LICENSEE’s rights set forth in Section 8.1, MICHIGAN retains the right to participate, with counsel of its own choosing and at its own expense, in any action under this Article.

8.3                               In the event that MICHIGAN has a good faith basis for believing that LICENSEE does not have sufficient resources for the expenses (including, without limitation, potential sanctions and attorneys’ fees of the party challenging the validity or enforceability of the PATENT RIGHTS) associated with an action under Article 8, MICHIGAN, at its own expense, shall have the right to elect to assume control over the defense of a post-grant proceeding or declaratory judgment (each a “Declaratory Judgment”) alleging invalidity or unenforceability of any of the PATENT RIGHTS, provided the following conditions are met:

(a)                                 MICHIGAN provides (i) no less than twenty-one (21) days’ notice of such election in writing to LICENSEE, unless a shorter time is reasonably necessary due to deadlines in the Declaratory Judgment, and (ii) a description of such good cause;

(b)                                 MICHIGAN uses counsel of record approved by LICENSEE, which approval shall not be unreasonably withheld or delayed;

(c)                                  MICHIGAN keeps LICENSEE reasonably apprised of all developments in the Declaratory Judgment;

(d)                                 MICHIGAN shall (i) give reasonable and due consideration to LICENSEE’S input and (ii) obtain LICENSEE’S approval on any substantive submissions, activities, strategies, or positions taken in the Declaratory Judgment, and if the Parties disagree on any substantive submissions, activities, strategies or positions related to the defense of the Declaratory Judgment, principals of both Parties will meet in person or by phone in a reasoned good faith effort to resolve the disagreement;

(e)                                  Principals of both Parties meet in person or by phone in a reasoned good faith effort to discuss the position of each Party with regard to such resources and the substance of the Declaratory Judgment; and

(f)                                   MICHIGAN agrees to not prosecute, settle, or otherwise compromise any such action in a manner that adversely affects LICENSEE’S interests without LICENSEE’S prior written consent, which consent may not be unreasonably withheld.

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Where MICHIGAN has elected to take over the sole defense of the Declaratory Judgment action, MICHIGAN shall be free to enter into a settlement, consent judgment, or other voluntary disposition of any such claim, provided that any settlement, consent judgment or other voluntary disposition of any such claim which (i) materially limits the scope, validity or enforceability of PATENT RIGHTS or (ii) admits fault or wrongdoing on the part of LICENSEE must be approved by LICENSEE, which approval shall not be unreasonably withheld. LICENSEE’s approval may be made contingent upon its review of complete copies of final settlement documents and any other information material to such settlement that LICENSEE may request. LICENSEE shall provide MICHIGAN notice of its approval or denial within fourteen (14) days of any request for such approval by MICHIGAN, provided that in the event LICENSEE wishes to deny such approval, such notice shall include a written description of LICENSEE’s objections to the proposed settlement, consent judgment, or other voluntary disposition.

To the extent any Declaratory Judgment involves the PATENT RIGHTS and patents and/or patent applications not owned in whole or in part by MICHIGAN, then LICENSEE shall have the right to represent itself and defend that portion of the Declaratory Judgment that relates to such patents and patent applications not owned in whole or in part by MICHIGAN.

8.4                               If LICENSEE recovers damages in, or receives a payment for past infringement in settlement of patent litigation hereunder, such award or damages or payment in settlement of the action shall be applied first to satisfy LICENSEE’S expenses and legal fees and MICHIGAN’s reasonable unreimbursed expenses and legal fees for the litigation. The remaining balance shall be split between the Parties with LICENSEE retaining [***] of such remaining award and MICHIGAN receiving [***]. In the event that a forward-looking sublicense is granted to the infringing party as part of a settlement of such lawsuit, then amounts due to MICHIGAN resulting from such sublicense (as distinct from payment of compensation for past infringement) shall be controlled by Paragraph 3.1 or 3.2(a), as applicable.

ARTICLE 9 —  NO WARRANTIES; LIMITATION ON MICHIGAN’S LIABILITY

9.1                               MICHIGAN represents and warrants to LICENSEE that to the actual knowledge of its Office of Technology Transfer as of the EFFECTIVE DATE:

(a)                                 MICHIGAN is duly organized and validly existing under the laws of Michigan and has legal power and authority to enter into this Agreement and to carry out the provisions herein; and

(b)                                 MICHIGAN has not entered into an agreement with any third party that conflicts or would conflict with the rights granted herein.

9.2                               LICENSEE represents and warrants to MICHIGAN that LICENSEE is duly organized and validly existing under the laws of the jurisdiction in which it is organized and has legal power and authority to enter into this Agreement and to carry out the provisions herein.

9.3                               MICHIGAN, including its Regents, fellows, officers, employees and agents, makes no representations or warranties that PATENT RIGHTS are or will be held valid or enforceable, or that the manufacture, importation, use, offer for sale, sale or other distribution of any

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LICENSED PRODUCTS or LICENSED PROCESSES will not infringe upon any patent or other rights.

9.4                               MICHIGAN, including its Regents, fellows, officers, employees and agents, makes no representations or warranties that PATENT RIGHTS are or will be held valid or enforceable, or that the manufacture, importation, use, offer for sale, sale or other distribution of any LICENSED PRODUCTS or LICENSED PROCESSES will not infringe upon any patent or other rights.

9.5                               MICHIGAN, INCLUDING ITS REGENTS, FELLOWS, OFFICERS, EMPLOYEES AND AGENTS, MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO RESPONSIBILITIES WHATEVER WITH RESPECT TO DESIGN, DEVELOPMENT, MANUFACTURE, USE, SALE OR OTHER DISPOSITION BY LICENSEE OR SUBLICENSEES OF LICENSED PRODUCTS OR LICENSED PROCESSES.

9.6                               LICENSEE AND SUBLICENSEES ASSUME THE ENTIRE RISK AS TO PERFORMANCE OF LICENSED PRODUCTS AND LICENSED PROCESSES. In no event shall MICHIGAN, including its Regents, fellows, officers, employees and agents, be responsible or liable for any direct, indirect, special, incidental, or consequential damages or lost profits or other economic loss or damage with respect to LICENSED PRODUCTS or LICENSED PROCESSES, to LICENSEE, SUBLICENSEES or any other individual or entity regardless of legal or equitable theory. The above limitations on liability apply even though MICHIGAN, its Regents, fellows, officers, employees or agents may have been advised of the possibility of such damage.

9.7                               LICENSEE shall not, and shall require that its SUBLICENSEES do not, knowingly make any statements, representations or warranties to any person or entity, or accept any liabilities or responsibilities whatsoever from any person or entity, that are inconsistent with any disclaimer or limitation included in this Article 9.

ARTICLE 10 —  INDEMNITY; INSURANCE

10.1                        LICENSEE shall defend, indemnify and hold harmless and shall require SUBLICENSEES to defend, indemnify and hold harmless MICHIGAN, including its Regents, fellows, officers, employees, students, and agents (the “Michigan Indemnitees”), from and against any and all damages, losses and expenses of any nature (including attorneys’ fees and other litigation expenses) resulting from any third party claims, demands or actions (“Claims”) against any Michigan Indemnitee (including for death, personal injury, illness, property damage, economic loss or products liability) arising from or in connection with any of the following: (1) Any manufacture, use, sale or other disposition by LICENSEE, SUBLICENSEES or transferees of LICENSED PRODUCTS or LICENSED PROCESSES; or (2) The use by any person of LICENSED PRODUCTS made, used, sold or otherwise distributed by LICENSEE or SUBLICENSEES. LICENSEE shall not be obligated to indemnify MICHIGAN under this Paragraph after any unappealed or unappealablc order of a court of competent jurisdiction holds that the Claim was legally caused solely by the gross negligence or willful misconduct by

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MICHIGAN. The applicability of Paragraph 10.1 shall not be affected for any time period prior to any such order referred to in the prior sentence.

10.2                        MICHIGAN is entitled to participate at its option and expense through counsel of its own selection, and may join in any legal actions related to any such claims, demands, damages, losses and expenses under Paragraph 10,1 above. LICENSEE shall not settle any such legal action with an admission of liability of MICHIGAN without MICHIGAN’s written approval.

10.3                        Prior to any distribution or commercial use of any LICENSED PRODUCT or commercial use of any LICENSED PROCESS by LICENSEE, LICENSEE shall purchase and maintain in effect commercial general liability insurance, including product liability insurance and errors and omissions insurance in policy amounts customary in the pharmaceutical industry with respect to the events covered by Paragraph 10.1. Prior to any distribution or use of any LICENSED PRODUCT or use of any LICENSED PROCESS by a SUBLICENSEE, LICENSEE shall require that the SUBLICENSEE purchase and maintain in effect commercial general liability insurance, including product liability insurance and errors and omissions insurance in policy amounts customary in the pharmaceutical industry with respect to the events covered by Paragraph 10.1. Each such insurance policy must provide reasonable coverage for the relevant claims with respect to any LICENSED PROCESS used and any LICENSED PRODUCTS manufactured, used, sold, licensed or otherwise distributed by LICENSEE — or, in the case of a SUBLICENSEE’ policy, by said SUBLICENSEE — and must specify MICHIGAN and its Regents as an additional insured. LICENSEE shall furnish certificate(s) of such insurance to MICHIGAN, upon request.

10.4                        In no event shall either Party hereunder, or its respective Regents, fellows, directors, officers, employees or agents, be liable to the other Party for any special, incidental, punitive, indirect, or consequential damages of any kind whatsoever resulting from any breach or default of this Agreement. The above limitations on liability apply even though the applicable Party, or its Regents, fellows, directors, officers, employees or agents, may have been advised of the possibility of such damages.

ARTICLE 11 —  TERM AND TERMINATION

11.1                        If LICENSEE ceases to carry on its business, this Agreement shall terminate upon written notice by MICHIGAN attempted to be delivered to the address for notices provided in Article 13.

11.2                        If LICENSEE fails to make any payment due to MICHIGAN, then upon thirty (30) days’ written notice by MICHIGAN, this Agreement shall terminate unless MICHIGAN specifically extends such date in writing. Such termination shall not foreclose MICHIGAN from collection of any amounts owed and remaining unpaid as of termination, or from seeking other legal relief.

11.3                        Upon any material breach of this Agreement by LICENSEE (other than as specifically provided herein, the terms of which shall take precedence over the handling of any other material breach under this Paragraph), MICHIGAN has the right to terminate this Agreement effective on sixty (60) days’ written notice to LICENSEE. Such termination shall become automatically

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effective upon expiration of the sixty (60) day period unless LICENSEE cures the material breach before the period expires.

11.4                        LICENSEE has the right to terminate this Agreement at any time on ninety (90) days’ written notice to MICHIGAN if LICENSEE first:

(a)                                 pays all amounts due MICHIGAN through the effective date of the termination;

(b)                                 submits a final report of the type described in Paragraph 4.2; and

(c)                                  returns any patent documentation (including that exchanged under Article 7) and any other confidential or trade-secret materials provided to LICENSEE by MICHIGAN in connection with this Agreement, or, with prior approval by MICHIGAN, destroys such materials, and certifies in writing that such materials have all been returned or destroyed.

Upon notice of intent to terminate, MICHIGAN may elect to immediately terminate this Agreement upon written notice.

11.5                        Upon any termination of this Agreement, and except as provided herein to the contrary, all rights and obligations of the Parties hereunder shall cease, except any previously accrued rights and obligations and further as follows:

(a)                                 obligations to pay royalties and other sums, or to transfer equity or other consideration, accruing hereunder up to the day of such termination, whether or not this Agreement provides for a number of days before which actual payment is due and such date is after the day of termination and whether or not a required funding event or other stock transfer trigger has yet been met;

(b)                                 MICHIGAN’s rights to inspect books and records as described in Article 4, and LICENSEE’s obligations to keep such records for the required time;

(c)                                  any cause of action or claim of LICENSEE or MICHIGAN accrued prior to such termination because of any breach or default by the other Party hereunder;

(d)                                 the provisions of Articles 1, 8, 9, 10, 11 and 14; and

(e)                                  all other terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both Parties.

11.6                        After any expiration or termination of this Agreement, each Party agrees to waive and does hereby waive any right it may have under the laws of any jurisdiction to require any approval or accounting with regard to any assignment or sublicense regarding any of the co-owned PATENT RIGHTS that the other Party may enter into after such termination. To the extent that any such waiver is ineffective or prohibited by applicable laws, then each of the Parties agrees to consent and does hereby consent to any such assignment or sublicense entered into by the other Party.

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11.7                        If LICENSEE asserts in a formal written communication the invalidity or unenforceability of issued any claim included in the PATENT RIGHTS, including by way of litigation or administrative proceedings or files a post grant review (including re-examination or opposition), of any claim included in the PATENT RIGHTS or files a protest of any pending claim included in the PATENT RIGHTS, either directly or through any other party, then MICHIGAN shall have the right to immediately terminate this Agreement upon written notice to LICENSEE.

11.8                        Far avoidance of doubt, in the case of PATENT RIGHTS that are co-owned by MICHIGAN and LICENSEE, any expiration or termination of this Agreement will result in the termination only of LICENSEE’s license under MICHIGAN’s interests in those PATENT RIGHTS, and LICENSEE shall continue to be free to use and exploit its interests in such PATENT RIGHTS without approval from or accounting to MICHIGAN.

ARTICLE 12 —  REGISTRATION AND RECORDATION

12.1                        If the terms of this Agreement, or any assignment or license under this Agreement, are or become such as to require that the Agreement or license or any part thereof be registered with or reported to a national or supranational agency, LICENSEE will, at its expense, undertake such registration or report, and MICHIGAN shall provide all reasonable assistance with respect to such undertaking at LICENSEE’s expense. Prompt notice and appropriate verification of the act of registration or report or any agency ruling resulting from it will be supplied by LICENSEE to MICHIGAN upon request.

12.2                        LICENSEE shall also carry out, at its expense, any formal recordation of this Agreement or any license herein granted that the law of any country requires as a prerequisite to enforceability of the Agreement or license in the courts of any such country or for other reasons, and shall promptly furnish to MICHIGAN appropriately verified proof of recordation.

ARTICLE 13 —  NOTICES

13.1                        Any notice, request, or report required or permitted to be given or made under this Agreement by either Party is effective when mailed if sent by recognized overnight carrier, certified or registered mail, or electronic mail followed by confirmation by U.S. mail, to the address set forth below or such other address as such Party specifies by written notice given in conformity herewith. Any notice, request, or report not so given is not effective until actually received by the other Party.

To MICHIGAN: Office of Technology Transfer University of Michigan 1600 Huron Parkway, 2nd Floor Ann Arbor, MI 48109-2590 Attn: [***]	To LICENSEE: Atterocor, Inc. 301 N. Main St., Suite 100 Ann Arbor, MI 48104 [***]

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ARTICLE 14 —  MISCELLANEOUS PROVISIONS

14.1                        This Agreement shall be construed, governed, interpreted and applied according to United States and state of Michigan law, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

14.2                        The Parties hereby consent to the jurisdiction of the courts in the state of Michigan over any dispute concerning this Agreement or the relationship between the Parties. Should LICENSEE bring any claim, demand or other action against MICHIGAN, its Regents, fellows, officers, employees or agents, arising out of this Agreement or the relationship between the Parties, LICENSEE agrees to bring said action only in the Michigan Court of Claims.

14.3                        MICHIGAN and LICENSEE agree that this Agreement, together with the NDA (as defined below), sets forth their entire understanding and agreement, and supersedes all prior negotiations, understandings or agreements (oral or written), concerning the subject matter of this Agreement (including without limitation, the Prior License Agreement), and all past dealing or industry custom. The Parties may amend this Agreement from time to time, such as to add new rights and/or to change or modify existing rights, but no such amendment or modification will be effective unless both MICHIGAN and LICENSEE agree to it in writing.

14.4                        If a court of competent jurisdiction finds any term of this Agreement invalid, illegal or unenforceable, that term will be curtailed, limited or deleted, but only to the extent necessary to remove the invalidity, illegality or unenforceability, and without in any way affecting or impairing the remaining terms.

14.5                        LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers in accordance with standard practice in the pharmaceutical industry. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked to comply with the patent laws and practices of the countries of manufacture, use and sale.

14.6                        No waiver by either Party of any breach of this Agreement, no matter how long continuing or how often repeated, is a waiver of any subsequent breach thereof, nor is any delay or omission on the part of either Party to exercise or insist on any right, power, or privilege hereunder a waiver of such right, power or privilege (but subject to statutes of limitation and principles of estoppels). In no event shall any waiver he deemed valid unless it is in writing and signed by an authorized representative of each Party.

14.7                        LICENSEE agrees to refrain from using and to require SUBLICENSEES to refrain from using the name of MICHIGAN in publicity or advertising without the prior written approval of MICHIGAN. Reports in scientific literature and presentations of joint research and development work are not publicity. Notwithstanding this provision, without prior written approval of MICHIGAN, LICENSEE and SUBLICENSEES may state publicly or privately that LICENSED PRODUCTS and PROCESSES were developed by LICENSEE based upon an invention(s) developed at the University of Michigan and/or that the PATENT RIGHTS were licensed from the University of Michigan.

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14.8                        LICENSEE agrees to comply with all applicable laws and regulations. In particular, LICENSEE understands and acknowledges that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations prohibit or require a license for the export of certain types of technical data to certain specified countries. LICENSEE agrees to comply with all United States laws and regulations controlling the export of commodities and technical data, to be solely responsible for any violation of such laws and regulations by LICENSEE or its SUBLICENSEES, and to defend, indemnify and hold harmless MICHIGAN and its Regents, fellows, officers, employees and agents if any legal action of any nature results from the violation.

14.9                        The relationship between the parties is that of independent contractor and contractee. Neither Party is an agent of the other in connection with the exercise of any rights hereunder, and neither has any right or authority to assume or create any obligation or responsibility on behalf of the other.

14.10                 LICENSEE may not assign this Agreement without the prior written consent of MICHIGAN, such consent not to be unreasonably withheld, except as provided below. Any attempted pledge of any of the rights under this Agreement or assignment of this Agreement without complying with the foregoing will be void from the beginning. No assignment by LICENSEE will be effective until the intended assignee agrees in writing to accept all of the terms and conditions of this Agreement, and such writing is provided to MICHIGAN. Notwithstanding, LICENSEE may, without MICHIGAN’s consent, assign its rights under this Agreement to a purchaser of all or substantially all of LICENSEE’s business relating to the subject matter of this Agreement (including pursuant to a merger, acquisition, reorganization, sale of assets or other similar transaction), so long as such assignee provides a statement in writing to MICHIGAN that it agrees to accept all the terms and conditions of this Agreement in the place of LICENSEE.

14.11                 If during the term of this Agreement, LICENSEE makes or attempts to make an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy are instituted on behalf of or against LICENSEE, or if a receiver or trustee is appointed for the property of LICENSEE, this Agreement shall automatically terminate. LICENSEE shall notify MICHIGAN of any such event mentioned in this Paragraph as soon as reasonably practicable, and in any event within five (5) days after any such event.

14.12                 Promptly after execution of this Agreement, the Parties shall negotiate and enter into a confidentiality agreement (the “NDA”) that shall restrict the use and disclosure of each Party’s confidential and/or proprietary information, which has been or will be disclosed in connection with this Agreement and the Prior License Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated License Agreement in duplicate originals by their duly authorized officers or representatives.

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ATTEROCOR, INC.		FOR THE REGENTS OF THE
UNIVERSITY OF MICHIGAN

By	/s/ Julia Owens	By	/s/ Kenneth J. Nisbet
	Julia C. Owens		Kenneth J. Nisbet
	President & CEO		Associate VP for Research,
UM Technology Transfer